Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Frank Lanuto and Vincenzo DiMaggio, jointly and severally, his or her attorney-in-fact, with the power of substitution, for him or her in any and all capacities, to sign this Proxy Statement/Prospectus and any amendments thereto, including post-effective amendments, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his or her substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Exchange Act of 1933, this Proxy Statement/Prospectus has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

MDC PARTNERS INC.

/s/ Mark Penn
Mark Penn
Chairman of the Board
February 8, 2021

/s/ Ambassador Charlene Barshefsky
Ambassador Charlene Barshefsky
Director
February 8, 2021

/s/ Asha Daniere
Asha Daniere
Director
February 8, 2021

/s/ Bradley Gross
Bradley Gross
Director
February 8, 2021

/s/ Wade Oosterman
Wade Oosterman
Director
February 8, 2021

/s/ Desirée Rogers
Desirée Rogers
Director
February 8, 2021

/s/ Irwin D. Simon
Irwin D. Simon
Lead Independent Director
February 8, 2021